Exhibit 99.7

NOTICE OF GUARANTEED DELIVERY

This form, or one substantially equivalent to this form, must be used to exercise transferable subscription rights (“Rights”) in connection with the distribution in a rights offering (the “Rights Offering”) described in the prospectus dated September 30, 2025 (the “Prospectus”) of Rent the Runway, Inc., a Delaware corporation (the “Company”), if a holder of Rights cannot deliver the rights certificate(s) evidencing the Rights (the “Rights Certificate(s)”) to Broadridge Corporate Issuer Solutions, LLC, the subscription agent (the “Subscription Agent”), at or prior to 5:00 p.m., New York City time, on October 21, 2025 (such time, the “Expiration Date”), as it may be extended by the Company in its sole discretion.

This Notice of Guaranteed Delivery must be received by the Subscription Agent on or prior to the Expiration Date. See the section titled “The Rights Offering-Guaranteed Delivery Procedures” in the Prospectus. Payment in full of the subscription price of $4.08 (the “Subscription Price”) per whole share of the Company’s Class A common stock subscribed for upon exercise of such Rights must be received, including final clearance of any checks, by the Subscription Agent in the manner specified in the Prospectus at or prior to the Expiration Date, even if the Rights Certificate(s) evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof. The Rights Certificate(s) evidencing such Rights must be received by the Subscription Agent within one business day following the date you submit your Notice of Guaranteed Delivery. See the sections titled “The Rights Offering—Method of Subscription” and “The Rights Offering—Method of Payment” in the Prospectus.

The address of the Subscription Agent is as follows:

By Mail	By Overnight Carrier

Broadridge Corporate Issuer Solutions, LLC	Broadridge Corporate Issuer Solutions, LLC
Attention: BCIS Re-Organization Dept.	Attention: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, New York 11717-0693	Edgewood, New York 11717

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

The Information Agent may be contacted by telephone (888-789-8409) or email (shareholder@broadridge.com). Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

Ladies and Gentlemen:

The undersigned hereby represents that he or she is the holder of Rights Certificate(s) representing Rights issued by Rent the Runway, Inc. and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the following Rights, pursuant to the Basic Subscription Right and the Over-Subscription Right as described in the Prospectus:

No. of whole shares subscribed for pursuant to exercise of Basic Subscription Right:
Plus
No. of additional shares subscribed for pursuant to exercise of Over-Subscription Right:
TOTAL SHARES SUBSCRIBED:
times Subscription Price per whole share

TOTAL PAYMENT DUE:

The undersigned understands that payment of the Subscription Price of $4.08 per whole share of the Company’s Class A Common Stock subscribed pursuant to the Basic Subscription Right(s) and the Over-Subscription Right(s), if applicable, must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount set forth above, either (check appropriate box):

☐	is being delivered to the Subscription Agent herewith; or
☐	has been delivered separately to the Subscription Agent, and is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):
☐	certified bank or cashier’s check drawn upon a U.S. bank payable to “Broadridge Corporate Issuer Solutions, LLC”; or
☐	wire transfer of immediately available funds

If by check, please provide the following information:

Name of maker:
Date of check, draft or money order:
Bank on which check is drawn or issuer of money order:
Check, wire reference or identifying number:

Signature(s):
Name(s):
Address:

Telephone:
(please print or type)
Account No.(s):

GUARANTEE OF DELIVERY

(Not to Be Used for Rights Certificate Signature Guarantee)

The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within one business day following the date hereof.

Dated:

(Address)

(Name of Firm)

(Area Code and Telephone Number)

(Authorized Signature)

The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in the Prospectus. Failure to do so could result in a financial loss to such institution.